Exhibit 99.2




       "NO-OPTION" CARDIAC PATIENTS HAVE SIGNIFICANTLY REDUCED ANGINA AND
      IMPROVED EXERCISE TOLERANCE WITH IVIVI TECHNOLOGIES tPEMF(TM) THERAPY
            IN CLEVELAND CLINIC FLORIDA TRIAL; FUTURE STUDIES PLANNED

MONTVALE, NJ - JUNE 30, 2008 - Ivivi Technologies, Inc. (NASDAQ:IVVI), a leader in non-invasive, electroceutical(R) therapy systems designed to enhance the body's natural anti-inflammatory response, today announced that the Cleveland Clinic, in Westin, Florida, has released the results of its double-blind, randomized, placebo-controlled and prospective clinical trial (EFFECT trial) utilizing the Company's proprietary targeted pulsed electromagnetic field (tPEMF(TM)) technology. In the study of 30 patients with cardiomyopathies and no other treatment options, the patients in the active treatment arm demonstrated significant reductions in anginal pain and frequency, with an accompanying reduction in nitroglycerine use. These results began emerging at one month after commencement of treatment, with increasing significance at three and five month intervals. The changes in clinical outcomes were consistent with those seen in angina patients who can and do undergo successful angioplasty.

Dr. Michael Shen, a cardiologist at the Cleveland Clinic and Principal Investigator of the EFFECT trial, stated, "The aims of the study were to evaluate the SAFETY, EFFICACY AND SUSTAINABILITY of tPEMF(TM) in patients with ischemic cardiomyopathy. I am pleased to be able to report that the results have fulfilled all three goals of this pilot clinical trial. This is the first study to demonstrate that tPEMF(TM) is safe to use in a patient population with ischemic cardiomyopathy. Secondly, the active group demonstrated significant reduction in angina severity and frequency with parallel improvement in physical capacity. In some of these patients we saw meaningful increases in perfusion. Finally, these results were sustained two months after completion of the three month treatment phase. The positive results from this pilot trial with 30 patients shall be examined in more detail and we expect to confirm these results in a larger patient population with varying stages of ischemic heart diseases.

"These patients have active angina and/or cardiomyopathy and are diagnosed with severe coronary disease by catheterization that cannot be revascularized using conventional therapy of angioplasty/stent or bypass surgery. The longevity and quality of life of these patients is in significant jeopardy based on current clinical data and experience if their condition cannot be improved. The current options in patients with angina and ischemic cardiomyopathy who cannot be revascularized with standard care are limited to medication, transmyocardial laser revascularization (TMR) and/or enhanced external counterpulsation (EECP). Many patients with ischemic cardiomyopathy, including our patient population in the study, have active symptoms of angina and poor quality of life, despite maximized medical therapy with medications. TMR is an invasive procedure requiring physically drilling holes with lasers in the myocardium, with risks of complications. The procedure has rarely been used since FDA clearance in 1998.

Although EECP has been used in outpatient settings, it has yet to be widely accepted because performing the procedure requires professional supervision in an experienced physician's office, at relatively high cost and inconvenience to patients, as well as contra-indications in patients with aortic insufficiency, peripheral vascular diseases, atrial fibrillation, and other conditions.

"In my experience, clearly, PEMF has significant potential to change clinical cardiology. This technology can provide new hope to patients with angina and ischemic cardiomyopathy who, otherwise, have no further option from current standard care. The advantages of a non-invasive, non-pharmacological, self-operated therapy applied by patients at home are unique. The mechanism of action and applications in routine clinical practice will be further investigated with animal studies and larger, multi-center trials to demonstrate clinical outcomes. Currently, we are preparing the next phase of investigations."

Steven Gluckstern, Chairman of Ivivi Technologies, stated, "These results provide compelling evidence for increased research in this area. In particular, we plan to use standard cardiovascular models to establish clear dose/response relationships for tPEMF(TM) for this application. We also intend to design and implement a larger, multi-center human clinical trial to confirm the important clinical outcomes and the perfusion benefits seen here, with the aim of making tPEMF(TM) therapy available to this patient population."

The device used in this trial was not the device currently marketed by the Company for treatment of postoperative edema and pain. There would be no expectation of getting similar results with the currently marketed device. FDA approval for the device used in the Cleveland Clinic trial would be necessary to secure an appropriate indication for Ivivi to market such device.

Co-investigator of the EFFECT trial and inventor of the tPEMF(TM) signals used in this study, Dr. Arthur Pilla, Professor of Biomedical Engineering at Columbia University, noted, "After nearly 40 years of working to elucidate PEMF's mechanism of action, we now have strong evidence that tPEMF(TM) modulates the nitric oxide signaling pathway, which modulates the cellular processes involved in tissue repair, and is the same pathway by which nitroglycerine provides its clinical benefits. I always believed that once the biological transduction mechanisms were known, the use of tPEMF(TM) therapy could expand beyond its initial successful application for healing recalcitrant bone fractures. The very meaningful results from this pilot study show the promise of PEMF therapies: real clinical improvements, without side-effects, delivered with relatively inexpensive and disposable devices."

"It has been well-established in a number of models that tPEMF(TM) can accelerate the endogenous anti-inflammatory pathways, which are mediated by nitric oxide," said Nobel Laureate Dr. Louis Ignarro, PhD, co-investigator on the EFFECT trial. "The anti-inflammatory, pro-vascular benefits of nitric oxide are very well-established and not debatable. That we are now seeing that the natural regenerative physiology can be vastly enhanced through targeted pulsed electromagnetic fields suggests that a new era of therapeutics may be upon us."

ABOUT THE EFFECT TRIAL
The objectives of this trial with our tPEMF(TM) technology in this patient population were to evaluate safety: measure tPEMF(TM) effects on myocardial perfusion, ventricular function, clinical symptoms of angina, physical limitations; and lastly, the sustainability of any effects 2 months after treatment was completed. The patients administered treatment to themselves for 30 minutes, twice a day for 3 months. This consisted of placing a lightweight vest over the chest, which held a circular applicator over the left breast. Patients were evaluated at baseline, 1, 3 and 5 month intervals, with patients receiving the active treatment showing significant reductions in anginal pain and frequency. As the improvements at the 5 month point demonstrated the highest significance, these improvements persisted even after the therapy had been stopped for 2 months. While there were dramatic findings in cardiac perfusion for some patients, the short study duration and limited number of subjects did not allow statistical significance to be seen at this time. FDA approval for this indication is necessary in order for Ivivi to commercialize its product.

ABOUT CORONARY ARTERY DISEASE
According to the American Heart Association, the estimated cost of coronary heart disease was expected to reach $154.8 billion in 2008. Of those with heart disease, an estimated 5.3 million heart failure patients are not candidates for existing interventions and currently lack options for improving their cardiac function.

ABOUT IVIVI TECHNOLOGIES, INC.
Based in Montvale, NJ, Ivivi Technologies, Inc. is a medical technology company focusing on designing, developing and commercializing its proprietary electrotherapeutic technology platform. Ivivi's research and development activities are focused specifically on pulsed electromagnetic field, or tPEMF(TM), technology, which, by creating a therapeutic electrical current in injured soft tissue, modulates biochemical and physiological healing processes which reduce pain and inflammation and enhance the repair of injured tissue. The Company's Electroceuticals(R) have been used in non-invasive treatments for a wide array of conditions, including chronic wounds, pain and edema following plastic and reconstructive surgery and chronic inflammatory disorders. Dr. Michael Shen, cardiologist at the Cleveland Clinic and Principal Investigator of the EFFECT trial, has received compensation from Ivivi Technologies in regard to his research on Ivivi's tPEMF. Dr. Arthur Pilla, Professor of Biomedical Engineering at Columbia University, is Chair of the Ivivi Scientific Advisory Board. Nobel Laureate Dr. Louis Ignarro, PhD, co-investigator on the EFFECT trial, is a member of the board of directors of Ivivi Technologies.

FORWARD-LOOKING STATEMENTS
This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to future cardiac studies. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company's limited operating history, history of significant and continued operating losses and substantial accumulated earnings deficit, difficulties with its financial accounting controls, the failure of the market for the Company's products to continue to develop, the inability for customers to receive third party reimbursement, the inability to obtain additional capital, the inability to protect the Company's intellectual property, the loss of any executive officers or key personnel or consultants, competition, changes in the regulatory landscape or the imposition of regulations that affect the Company's products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-KSB for the fiscal year ended March 31, 2008. The Company assumes no obligation to update the information contained in this press release.

------------------------------------------

INVESTOR RELATIONS CONTACT:
Cameron Associates
Alison Ziegler or Lester Rosenkrantz;                   Deanne Eagle for Media
212-554-5469                                            212-554-5463
Alison@cameronassoc.com                                 Deanne@cameronassoc.com

                                       ###